Filed Pursuant to Rule 424(b)(5)
Registration No. 333-259798
PROSPECTUS SUPPLEMENT
(To prospectus dated September 24, 2021)
1,750,000 shares

Piedmont Lithium Inc.
Common Stock
We are offering 1,750,000 shares of our common stock, par value $0.0001 per share.
Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PLL”. The last reported sale price of our common stock on Nasdaq on March 21, 2022 was $75.17 per share. You are urged to obtain current market data and should not use the market price as of March 21, 2022 as a prediction of the future market price of our common stock.
	Per share	Total
Public offering price	$65.000	$113,750,000
Underwriting discounts and commissions	$4.225	$7,393,750
Proceeds, before expenses, to us	$60.775	$106,356,250
We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 262,500 additional shares of common stock from us. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $8,502,812.50 and total proceeds, before expenses, to us will be $122,309,687.50.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 6 of the accompanying prospectus. You should also consider the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors described in our Transition Report on Form 10-KT for the six-month transition period ended December 31, 2021 (our “Transition Report”).
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of our common stock to purchasers on March 24, 2022.
Book-Runners
J.P. Morgan	Evercore ISI
Co-Managers
Canaccord Genuity	B. Riley Securities	BTIG
Clarksons Platou Securities, Inc.	D.A. Davidson & Co.	Jett Capital Advisors
Loop Capital Markets	Roth Capital Partners	ThinkEquity	Tuohy Brothers
The date of this prospectus supplement is March 22, 2022.

Prospectus Supplement
Prospectus
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein or that is contained in any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized any other person to provide you with different information. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein or that is contained in any free writing prospectus issued by us is accurate only as of their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.
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ABOUT THIS PROSPECTUS SUPPLEMENT
We provide information to you about the common stock in two separate documents: (1) this prospectus supplement, which describes the specific terms of the common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the common stock being offered by this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement.
It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.
We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.
In this prospectus supplement, except as otherwise indicated or as the context otherwise requires, all references to “Piedmont Lithium Inc.” refer to Piedmont Lithium Inc. on an unconsolidated basis and all references to “Piedmont,” the “Company,” “we,” “us,” “our” and “ours” refer to Piedmont Lithium Inc. and its consolidated subsidiaries. The term “you” refers to a prospective investor.
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CAUTIONARY STATEMENTS REGARDING
FORWARD-LOOKING STATEMENTS
This prospectus supplement, any accompanying prospectus and information incorporated by reference into each of them, and any related free writing prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Such forward-looking statements concern our anticipated results and progress of our operations in future periods, planned exploration and development of our properties and plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “may,” “might,” “will,” “could,” “can,” “shall,” “should,” “would,” “leading,” “objective,” “intend,” “contemplate,” “design,” “predict,” “potential,” “plan,” “target” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. Forward-looking statements in our Transition Report include, but are not limited to, statements with respect to risks related to:
•	our operations being further disrupted and our financial results being adversely affected by public health threats, including the novel coronavirus (“COVID-19”) pandemic;
•	our limited operating history in the lithium industry;
•	our status as a development stage issuer, including our ability to identify lithium mineralization and achieve commercial lithium mining;
•
mining, exploration and mine construction, if warranted, on our properties, including timing and uncertainties related to acquiring and maintaining mining, exploration, environmental and other licenses, permits, zoning, re-zoning access rights or approvals in Gaston County, North Carolina (including the Carolina Lithium Project (as defined herein)), the Province of Quebec, Canada and Ghana as well as properties that we may acquire or obtain an equity interest in the future;

•	our ability to achieve and maintain profitability and to develop positive cash flows from our mining and processing activities;
•	our estimates of mineral resources and whether mineral resources will ever be developed into mineral reserves;
•	our estimates of ore reserves and whether our ore reserves will ever be developed into commercial operations;
•	investment risk and operational costs associated with our exploration and development activities;
•	our ability to develop and achieve production on our properties;
•	our ability to enter into and deliver products under sales agreements;
•	the pace of adoption and cost of developing electric transportation and storage technologies dependent upon lithium batteries;
•	our ability to access capital and the financial markets;
•	recruiting, training, developing and retaining employees;
•	possible defects in title of our properties;
•	compliance with government regulations;
•	environmental liabilities and reclamation costs;
•	estimates of and volatility in lithium prices or demand for lithium;
•	our common stock price and trading volume volatility; and
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•	our failure to successfully execute our growth strategy, including any delays in our planned future growth.
All forward-looking statements reflect our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but rather on management’s expectations regarding future activities, results of operations, performance, future capital and other expenditures, including the amount, nature and sources of funding thereof, competitive advantages, business prospects and opportunities. By its nature, forward-looking information involves numerous assumptions, inherent risks and uncertainties, both general and specific, known and unknown, that contribute to the possibility that the predictions, forecasts, projections or other forward-looking statements will not occur. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated, or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the securities laws of the United States (“U.S.”), we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
A detailed discussion of the factors that could cause actual results to differ materially from our published expectations is contained under the heading “Risk Factors” below and in the accompanying prospectus and in our filings with the SEC, including our Transition Report, and any reports we file with the SEC in the future, which are incorporated by reference to this prospectus supplement.
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SUMMARY
The following summary should be read together with the information contained in other parts of this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein or therein. This summary highlights selected information from this prospectus supplement and the accompanying prospectus regarding the offering of the shares of common stock. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the offering as well as other considerations that are important to you in making a decision to invest in the shares of our common stock. You should pay special attention to the “Risk Factors” section of this prospectus supplement, and the “Risk Factors” section in our Transition Report to determine whether an investment in the shares of common stock is appropriate for you.
THE COMPANY
We are a development stage company developing a multi-asset, integrated lithium business contributing to the transition to a net zero carbon world and the creation of a clean energy economy in North America. Through this endeavor, we are focused on developing and manufacturing battery quality lithium hydroxide for the fast-growing electric vehicle industry. The centerpiece of our operations, our wholly-owned Carolina Lithium Project, is a development stage project located in the renowned Carolina Tin-Spodumene Belt of North Carolina. We are geographically diversified with equity investments in strategic partnerships that own lithium projects in Canada and Ghana. Collectively, these investments and the location of these assets strategically position us to be a large, low-cost, sustainable producer of lithium products, serving the North American electric vehicle and battery supply chains. The geology, geography and proximity of our resources, planned production operations and customer base, should allow us to deliver a valuable supply of high-quality, sustainably produced lithium hydroxide from spodumene concentrate. Our diversified operations should enable us to play a pivotal role in supporting the move toward decarbonization and the electrification of transportation and energy storage.
Piedmont Lithium Inc. is incorporated in the State of Delaware. We maintain executive offices at 32 North Main Street, Suite 100, Belmont, NC 28012, and our telephone number is (704) 461-8000. Our website address is www.piedmontlithium.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus supplement or the accompanying prospectus, and the reference to our website in this prospectus supplement is an inactive textual reference only.
RECENT DEVELOPMENTS
The Company made the following announcements in the quarter ended March 31, 2022.
Preliminary Economic Assessment for Second U.S. Lithium Plant
On March 9, 2022, the Company reported the results of a preliminary economic assessment (“PEA”) for a proposed merchant lithium hydroxide plant (“LHP-2”) to expand the Company’s planned U.S. manufacturing capacity to 60,000 t/y of lithium hydroxide. The LHP-2 PEA results demonstrate the potential for the Company to expand its lithium hydroxide manufacturing business using spodumene concentrate from market sources, including under existing offtake agreements with Sayona Quebec Inc. (“Sayona Quebec”) and Atlantic Lithium Limited.

Any potential LHP-2 development remains subject to, among other things, a final site selection and financing. The economic modeling in the PEA, as summarized below, was developed based on common physical and operating characteristics of multiple potential plant locations currently under evaluation for final site selection. The model assumed fixed prices of $22,000 per tonne lithium hydroxide (“LiOH”) and $1,200 per tonne for spodumene concentrate.
PEA Project Summary
Operation life	30 years
Steady state annual LiOH production	30,000 tonnes/year
Total initial capital cost	$572 million
After tax Net Present Value @ 8% discount rate	$2,248 million
Steady-state LiOH production all in sustaining costs	$10,630/tonne
Average annual steady state EBITDA	$346 million/year
Average annual steady state after-tax cash flow	$269 million/year
Applying recent spot market pricing for LiOH and spodumene concentrate as of March 8, 2022 of $66,500 and $4,000 per tonne, respectively, to the economic modeling described above, we estimate a net present value, discounted at 8%, of $8.6 billion for the project.
These recent prices represent all-time highs for both commodities, and we cannot assure you that these pricing levels or the pricing levels in the economic modeling for the PEA will be sustained over any duration. Moreover, such prices may not be reflective of the pricing that would be incorporated into any new technical report that we may prepare now or in the future. Estimates based on spot pricing have been prepared by the Company and have not been independently verified by the authors of the PEA.
Update on Sayona Resource Estimates
On March 3, 2022, the Company announced that its partner, Sayona Mining Limited (“Sayona Mining”), recently announced completion of a mineral resource estimate update for the North American Lithium and Authier Projects in Quebec totaling 119.1 million metric tonnes at 1.05% Li2O. The Company owns a 25% project interest in the North American Lithium and Authier Projects via an equity stake in Sayona Quebec as well as an equity interest of approximately 17% in Sayona Mining. Sayona Mining’s estimate, including 73.7 million metric tonnes at 1.05% Li2O of Measured and Indicated Resources, was reported in accordance with the 2012 Edition of the Australian Code for Reporting of Exploration Results, Mineral Resources and Ore Resources and NI 43-101 standards. Investors are cautioned not to place undue reliance on such measures of resources because they may not be comparable to measures of resources calculated in accordance with SEC rules, including Regulation S-K, Subpart 1300.
Update on Our 2022 Development Plans
On February 3, 2022, we issued a press release that provided an update on near-term growth initiatives with our projects in North Carolina, Quebec and Ghana, including our expectation to double our planned U.S. lithium hydroxide production to 60,000 tonnes per year through the second lithium plant described above, the advancement of our Carolina Lithium Project toward a final investment decision and our investments in strategic resources in Quebec and Ghana, which we believe position us for future growth.
Carolina Lithium Project
On January 31, 2022, we filed a Technical Summary Report with respect to our proposed integrated lithium hydroxide business in Gaston County, North Carolina (the “Carolina Lithium Project”) for which we published the results of a Bankable Feasibility Study (“BFS”) in December 2021.
We have updated the financial modeling of the Carolina Lithium Project by applying estimated fixed prices of $22,000 per tonne LiOH and $1,200 per tonne for spodumene concentrate, and we estimate when using these prices that the net present value of the Carolina Lithium Project, at an 8% discount rate, is $2.8 billion. Applying recent spot market pricing for LiOH and spodumene concentrate as of March 8, 2022 of $66,500 and $4,000 per tonne, respectively, to the economic modeling described above, we estimate a net present value, discounted at 8%, of $11.8 billion for the project. These results differ from those published in our BFS announcement and our Technical Report Summary of the Carolina Lithium Project (“TRS”). The results are indicative only and have not been independently verified by the authors of the TRS or its Qualified Persons.
These recent prices represent all-time highs for both commodities, and we cannot assure you that these pricing levels or the pricing levels in the economic modeling shown in this prospectus supplement will be sustained over any duration. Moreover, such prices may not be reflective of the pricing that would be incorporated into any new technical report that we may prepare now or in the future. Estimates based on spot pricing have been prepared by the Company and have not been independently verified by the authors of the PEA for our LHP-2 or the TRS.
In March 2022, we received an applicability determination response from North Carolina Division of Air Quality for our air permit for the Carolina Lithium Project. Based on this determination, the Carolina Lithium Project will require a PSD - Title V air permit.

THE OFFERING
The following summary contains basic information about this offering. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the shares of common stock, see “Description of Common Stock” in this prospectus supplement.
Issuer
Piedmont Lithium Inc., a Delaware corporation.
Common stock offered
1,750,000 shares. We have also granted the underwriters a 30-day option to purchase up to 262,500 additional shares.
Common stock to be outstanding immediately following this offering
17,675,375 shares (or 17,937,875 shares if the underwriters exercise their option to purchase additional shares in full) (based on shares outstanding on March 14, 2022).
Use of proceeds
We estimate that the net proceeds from the sale of the shares of our common stock will be approximately $106.0 million (or approximately $121.9 million if the underwriters exercise their option to purchase additional shares in full) after deducting underwriting discounts and commissions and offering expenses.
We intend to use the net proceeds from the offering to fund the Company’s share of the capital required to restart the operations at North American Lithium in Quebec, to fund exploration and definitive feasibility studies at Eyowaa in Ghana, to advance the Company’s merchant lithium hydroxide plant in the southeastern United States, and to continue development of the Carolina Lithium Project, including ongoing permitting activities, engineering design, and property acquisition. Additionally, the net proceeds may be used to fund possible strategic initiatives and for general corporate purposes.
Lock-up
We have agreed, subject to certain exceptions, not to sell, offer or otherwise dispose of or transfer, directly or indirectly, any of our capital stock (including chess depositary shares (“CDIs”)) or any securities convertible into or exchangeable for our capital stock, during a period commencing on the date of this prospectus supplement and ending 60 days after execution of the underwriting agreement for the offering without the prior approval of the representatives of the underwriters. Our executive officers and directors have agreed to similar restrictions. For more information, see “Underwriting” in this prospectus supplement.
Trading symbol for our common stock
Our common stock is listed on Nasdaq under the symbol “PLL.”
United States federal income tax considerations
For a discussion of certain material U.S. federal income tax consequences of holding and disposing of shares of our common stock, see “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders.”

Risk factors
You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk factors” as well as the other information included in or incorporated by reference into this prospectus supplement, including the risk factors described in our Transition Report, before deciding whether to invest in the shares.
Except as otherwise indicated, all information in this prospectus supplement:
•	assumes that the underwriters will not exercise their option to purchase up to 262,500 additional shares from the Company;
•
excludes 455,357 shares issuable upon the exercise of options outstanding as of March 14, 2022 with a weighted average exercise price of $37.44 per share and 128,217 shares issuable upon time vesting of restricted stock units and performance share units outstanding as of March 14, 2022;

•	excludes 57,401 shares subject to outstanding vested or unvested restricted stock units as of March 14, 2022;
•	excludes 70,816 shares subject to outstanding awards of performance rights as of March 14, 2022; and
•	excludes 2,248,933 shares that may be granted pursuant to the Company’s existing equity compensation plans.

RISK FACTORS
Investing in our common stock involves risks, including the risks described below that are specific to shares of our common stock and those that could affect us and our business. You should not purchase shares of our common stock unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any shares of our common stock, you should carefully consider the risks and other information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including the section entitled “Risk Factors” in our Transition Report.
Business Risks
Our long-term success depends on our ability to enter into and deliver product under sales agreements.
We may encounter difficulty entering and fulfilling sales agreements for our products. We may fail to deliver the product required by such agreements or may experience production costs in excess of the fixed price to be paid to us under such agreements. As of the date hereof, we have entered into one sales agreement for the delivery of spodumene concentrate to a vehicle manufacturer (“Buyer”). The agreement requires us to sell, at a fixed maximum price, spodumene concentrate of approximately one-third of our estimated average annual production. The agreement has an initial five-year term beginning on the first delivery date and may be extended by mutual agreement for a second five-year term. The agreement contemplates a number of areas where the parties must come to a mutual agreement. For example, based on the development schedules of both parties, the parties must mutually agree on a start date for deliveries and the allocation of certain material costs between the parties. The parties have agreed on the postponement of the initially anticipated start date and either party may terminate the supply agreement at its discretion, without penalty or further liability. Our business, results of operations and financial condition may be materially and adversely affected if the agreement is terminated, or if we are unable to (i) mutually agree on matters required by our agreement with Buyer; (ii) perform our obligations under and obtain the benefits contemplated by the supply agreement due to the Buyer’s termination of such agreement, (iii) enter into similar agreements with other buyers; (iv) deliver the products required by such agreements; or (v) experience costs in excess of the fixed price set forth in such agreements.
The Carolina Lithium Project’s feasibility study assumes the acquisition of additional mining properties and surface rights, and our business may be negatively impacted if we are unable to successfully execute and/or integrate the acquisitions.
The Carolina Lithium Project’s feasibility study assumes the acquisition of additional mining properties and additional surface rights for other development and operational purposes, both of which are in the vicinity of properties that we have already acquired. The success of any future acquisition would depend on a number of factors, including, but not limited to: negotiating acceptable terms; obtaining approval from regulatory authorities; implementing our standards, controls, procedures, and policies upon the acquired properties and addressing any pre-existing liabilities or claims involving the acquired properties. There can be no assurance that arrangements can be entered into expeditiously. Delays in acquiring the additional properties may negatively impact our mining and business plans. As a result of the foregoing factors, the estimates we have reached in our feasibility study, along with the estimates others have reached with respect to their involvement in our project, may turn out to be inaccurate. Thus, our future production, and therefore our revenues and profits, will be partially dependent on our success in efficiently developing our current reserves and economically acquiring and integrating additional mining properties and surface rights.
Risks Relating to an Investment in Our Common Stock and the Offering
The market price and trading volume of our common stock may be volatile and may be affected by economic conditions beyond our control.
The market price of our common stock may be highly volatile and subject to wide fluctuations. In addition, the trading volume of our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares of our common stock at or above the purchase price, if at all. We cannot assure you that the market price of our common stock will not fluctuate or significantly decline in the future.

Some specific factors that could negatively affect the price of our common stock or result in fluctuations in their price and trading volume include:
•	actual or expected fluctuations in our prospects or operating results;
•	changes in the demand for, or market price of lithium, lithium hydroxide, or lithium ion batteries;
•	additions to or departures of our key personnel;
•	changes or proposed changes in laws and regulations;
•	changes in trading volume of our common stock on Nasdaq;
•	sales or perceived potential sales of our common stock by us, our directors, senior management, or our stockholders in the future;
•	announcement or expectation of additional financing efforts;
•	conditions in the financial markets or changes in general economic and political conditions and events;
•	market conditions or investor sentiment in the broader stock market, or in our industry in particular;
•	introduction of new products and services by us or our competitors;
•	issuance of new or changed securities analysts’ reports or recommendations;
•	litigation and governmental investigations; and
•	changes in investor perception of our market positions based on third-party information.
In addition, when the market price of a stock is volatile, certain holders of that stock may institute securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit or any future securities class litigation that may be brought against us.
We incur significant costs as a result of being publicly traded in the United States and Australia.
As a company whose common stock is publicly traded in both the United States and Australia, we incur significant legal, accounting, insurance and other expenses related to compliance with applicable regulations. For example, in our Transition Report we are for first time filing an auditor attestation report on management’s assessment of the effectiveness of internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002. Our management and other personnel devote a substantial amount of time to these compliance initiatives, and we may need to continue to add additional personnel and build our internal compliance infrastructure.
Our common stock is publicly traded on the Australian Securities Exchange in the form of CDIs. As a result, we must comply with the ASX Listing Rules. We have policies and procedures that we believe are designed to provide reasonable assurance of our compliance with the ASX Listing Rules. If, however, we do not follow those procedures and policies, or they are not sufficient to prevent non-compliance, we could be subject to liability, fines and lawsuits. These laws, regulations and standards are subject to varying interpretations and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If, notwithstanding our efforts to comply with new laws, regulations and standards, we fail to comply, regulatory authorities may initiate legal proceedings against us and our business may be harmed.
Some provisions of Delaware law and our certificate of incorporation and bylaws may deter third parties from acquiring us or limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our certificate of incorporation and bylaws provide for, among other things:
•	a staggered board and restrictions on the ability of our stockholders to fill a vacancy on our Board of Directors (the “Board”);

•	the authorization of undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;
•	advance notice requirements for stockholder proposals;
•
a requirement that, except as otherwise provided for or fixed with respect to actions required or permitted to be taken by holders of preferred stock, no action that is required or permitted to be taken by the stockholders may be effected by consent of stockholders in lieu of a meeting of stockholders;

•	permit the Board to establish the number of directors;
•	a provision that the Board is expressly authorized to adopt, amend or repeal our amended and restated bylaws;
•	a provision that stockholders can remove directors only for cause and only upon the approval of not less than 66 2/3% of all outstanding shares of our voting stock;
•
a requirement that the approval of not less than 66 2/3% of all outstanding shares of our voting stock to adopt, amend or repeal our bylaws and specific provisions of our certificate of incorporation; and

•	limit the jurisdictions in which certain stockholder litigation may be brought.
These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing and cause us to take other corporate actions than desired.
Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the sole and exclusive forum for any complaint asserting any internal corporate claims (including claims in the right of the Company that are based upon a violation of a duty by current or former director, officer, employee or stockholder in such capacity, or as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery) or a cause of action arising under the Securities Act. This provision shall not apply to suits brought to enforce a duty or liability created by the Exchange Act. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees. If a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
We do not anticipate paying dividends in the foreseeable future.
We have not declared any dividends during the six months ended December 31, 2021 or for the years ended June 30, 2021, 2020 or 2019 and do not anticipate that we will do so in the foreseeable future. We currently intend to retain future earnings, if any, to finance the development of our business. Dividends, if any, on our outstanding shares of common stock will be declared by and subject to the discretion of the Board on the basis of our earnings, financial requirements and other relevant factors. As a result, a return on your investment will only occur if our common stock price appreciates. We cannot assure you that our common stock will appreciate in value or even maintain the price at which you purchase shares of our common stock. You may not realize a return on your investment in our common stock and you may even lose your entire investment in our common stock. Therefore, you should not rely on an investment in our common stock as a source for any future dividend income.
If securities or industry analysts do not publish research reports about our business, or if they issue an adverse opinion about our business, the market price and trading volume of our common stock could decline.
The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts may discontinue research on us, to the extent such coverage currently exists, or in other cases, may never publish research on us. If no or too few securities or industry analysts commence coverage of our Company, the trading price for our common stock would likely be negatively affected. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, the market price of our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our price and trading volume to decline.
Unstable market and economic conditions may have serious adverse consequences on our business and financial condition.
Global credit and financial markets have experienced extreme disruptions at various points over the last few decades, characterized by diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. If another such disruption in credit and financial markets and deterioration of confidence in economic conditions occurs, our business may be adversely affected. If the equity and credit markets were to deteriorate significantly in the future, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and share price and could require us to delay or abandon development or commercialization plans. In addition, there is a risk that one or more of our service providers, manufacturers or other partners would not survive or be able to meet their commitments to us under such circumstances, which could directly affect our ability to attain our operating goals on schedule and on budget.
Sales of our common stock, or the perception that such sales may occur, could depress the price of our common stock.
Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could depress the market price of our common stock. We have filed a registration statement registering under the Securities Act the shares of our common stock reserved for issuance under our stock incentive plan, including shares issuable upon exercise of outstanding options. These shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates. Further, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt or equity securities. If we issue common stock or securities convertible into our common stock, our common stockholders would experience additional dilution and, as a result, the price of our common stock may decline.
We have broad discretion in the use of the net proceeds from this offering.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, results of operations and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See “Use of Proceeds.”
New investors in the shares of common stock will experience immediate and substantial book value dilution after this offering.
The public offering price of our common stock will be substantially higher than the pro forma net tangible book value per share of the outstanding common stock immediately after the offering. Based on an offering price of $65.00 per share and our net tangible book value as of December 31, 2021, if you purchase our common stock in this offering you will pay more for your common stock than the amounts paid by our existing holders of common stock for their common stock and you will suffer immediate dilution of approximately $49.83 per share in pro forma net tangible book value. As a result of this dilution, investors purchasing common stock in this offering may receive significantly less than the full purchase price that they paid for the common stock purchased in this offering in the event of a liquidation. See “Dilution.”
Non-U.S. holders who own (actually or constructively) more than 5% of our common stock may be subject to U.S. federal income tax on gain realized on the sale or other taxable disposition of such stock.
Because we have significant ownership of real property located in the United States, we may be or later become a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes, but we have made no determination to that effect. There can be no assurance that we do not currently constitute or will not become a USRPHC. As a result, non-U.S. holders (defined below in the section entitled “Material U.S. Federal

Income Tax Consequences for Non-U.S. Holders”) that own (or are treated as owning under constructive ownership rules) more than 5% of our common stock during the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. Holder’s holding period in such stock may be subject to U.S. federal income tax and withholding on a sale or other taxable disposition of such common stock, and may be required to file a U.S. federal income tax return. For more information, see the section entitled “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders” in this prospectus.
Changes in, or interpretations of, tax rules and regulations or our tax positions may adversely affect our income taxes.
The Company’s effective tax rate could materially increase as a consequence of various factors, including U.S. and/or international tax legislation, mix of the Company’s earnings by jurisdiction, and U.S. and non-U.S. jurisdictional tax audits.
The Company is subject to taxes in the U.S. and other non-U.S. jurisdictions. Therefore, it is subject to changes in tax laws in each of these jurisdictions, including changes discussed in the paragraphs below. The outcome of these and other legislative developments, including changes to interpretations of recently enacted legislation, could have a material adverse effect on the Company’s future effective tax rate and cash flows.
The Biden Administration and the U.S. Congress are considering and have proposed various changes to U.S. corporate income taxation, including increased taxation of international business operations. In addition, the U.S. Treasury has broad authority to issue regulations and interpretative guidance with respect to existing and new tax laws that may significantly impact how such laws are applied. A number of currently contemplated tax law changes if enacted could materially adversely affect our effective income tax rate, cash taxes and financial results.
In addition, the Organization for Economic Cooperation and Development (“OECD”) is working with a group of more than 100 countries to significantly change the tax treatment of multinational businesses, subjecting them to tax in additional jurisdictions, modifying the methods by which they allocate profits among jurisdictions, and subjecting them to a minimum level of tax. As part of this effort, during 2021, the OECD reached a near-unanimous agreement among the working group jurisdictions to apply a minimum income tax rate of 15%, on a country-by-country basis. In December of 2021, the OECD published model rules to assist with implementation of the minimum tax regime, proposed to be effective in 2023. Enactment of these minimum tax proposals, and the other proposals discussed above, could have a material adverse effect on the Company’s future effective tax rate and cash flows.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $106.0 million. If the underwriters exercise their option to purchase additional shares in full, the net proceeds of this offering will be approximately $121.9 million. “Net proceeds” is what we expect to receive after paying the underwriting discount and commissions and other estimated expenses of the offering.
We intend to use the net proceeds from the offering to fund the Company’s share of the capital required to restart the operations at North American Lithium in Quebec, to fund exploration and definitive feasibility studies at Eyowaa in Ghana, to advance the Company’s merchant lithium hydroxide plant in the southeastern United States, and to continue development of the Carolina Lithium Project, including ongoing permitting activities, engineering design, and property acquisition. Additionally, the net proceeds may be used to fund possible strategic initiatives and for general corporate purposes.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2021:
•	on an actual basis; and
•
on an as-adjusted, to give effect to the sale by us of the shares at the public offering price set forth on the cover of this prospectus supplement, after deducting estimated underwriting discounts and commissions and offering expenses, assuming no exercise of the underwriters’ option to purchase additional shares.

You should read this information together with our consolidated financial statements, which are incorporated herein by reference.
	As of December 31, 2021
	Actual	As Adjusted
Cash:
Cash and cash equivalents	$64,244,983	$170,201,233
Debt:
Long-term debt, net of current portion	$914,147	$914,147
Stockholders’ equity:
Common stock; $0.0001 par value, 100,000,000 shares authorized; 15,894,395 shares issued and outstanding at December 31, 2021	1,589	1,764
Additional paid-in capital	255,131,836	361,087,911
Accumulated deficit	(92,683,000)	(92,683,000)
Accumulated other comprehensive income (loss)	(665,819)	(665,819)
Total stockholders’ equity	161,784,606	267,740,856
Total capitalization	$162,698,753	$268,655,003

DILUTION
At December 31, 2021, we had a net tangible book value of $161.8 million (our total tangible assets minus our total liabilities), corresponding to a net tangible book value of $10.18 per share of common stock. Net tangible book value per share represents the amount of our total tangible assets, minus our total liabilities, divided by the total number of our shares outstanding at December 31, 2021.
After giving effect to the sale by us of 1,750,000 shares in this offering, and assuming (i) an offering price of $65.00 per share and (ii) that the representatives of the underwriters have not exercised the option to purchase additional shares, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us of $7.8 million, our estimated net tangible book value at December 31, 2021 would have been approximately $267.7 million, representing $15.17 per share. This represents an immediate increase in net tangible book value of $5.00 per share, to existing stockholders and an immediate dilution in net tangible book value of $49.83 per share, to new investors purchasing common stock in this offering. Dilution for this purpose represents the difference between the price per share paid by these purchasers and net tangible book value per share immediately after the completion of this offering.
The following table illustrates this dilution to new investors purchasing common stock in this offering as of December 31, 2021:
Net tangible book value per share	$10.18
Increase in net tangible book value per share attributable to existing stockholders	$5.00
As-adjusted net tangible book value per share after this offering	$15.17
Dilution per share to new investors	$49.83
Percentage of dilution in net tangible book value per share for new investors(1)	76.7%
Note:
(1)	Percentage of dilution for new investors is calculated by dividing the dilution in net tangible book value for new investors by the price of this offering.
If the representatives of the underwriters exercise their option to purchase 262,500 additional shares in full at the offering price of $65.00 per share, the net tangible book value as of December 31, 2021 after this offering would be approximately $15.84 per share, representing an increase in the net tangible book value of approximately $5.66 per share to existing stockholders and immediate dilution to investors purchasing common stock in this offering of approximately $49.16 per share, representing percentage of dilution in net tangible book value per share of approximately 75.6%.
The information above does not give effect to outstanding incentive options and performance share rights as of December 31, 2021.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS
The following is a summary of the material U.S. federal income tax consequences applicable to non-U.S. holders (as defined below) with respect to the acquisition, ownership and disposition of shares of our common stock, but does not purport to be a complete analysis of all potential tax considerations related thereto. This summary is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, (the “Code”), final, temporary and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial opinions, all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or that a court would not sustain the IRS’s determination.
This summary is limited to non-U.S. holders who purchase shares of our common stock issued pursuant to this offering and who hold such shares of our common stock as capital assets within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be important or relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of U.S. federal estate or gift tax laws or tax considerations arising under the laws of any non-U.S., state or local jurisdiction.
This discussion also does not address all of the tax considerations applicable to a non-U.S. holder subject to special treatment under the U.S. federal income tax laws, including, without limitation:
•	banks, insurance companies or other financial institutions;
•	tax-exempt organizations;
•	tax-qualified retirement plans;
•	brokers or dealers in securities or currencies;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	certain U.S. expatriates and former citizens or long-term residents of the United States;
•	controlled foreign corporations;
•	passive foreign investment companies;
•	corporations that accumulate earnings to avoid U.S. federal income tax;
•	partnerships or other pass-through entities (or entities or arrangements classified as partnerships or other pass-through entities) for U.S. federal income tax purposes (and investors therein);
•	except as specifically provided below, persons that own, or have owned, actually or constructively, more than 5% of our common stock;
•	persons that received our common stock as compensation for the performance of services;
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement; and
•	persons that will hold common stock as a position in a hedging transaction, “straddle” or “conversion transaction” for tax purposes.
Accordingly, we urge you to consult with your own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our common stock.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Any partner in a partnership holding shares of our common stock (and such partnership) should consult their own tax advisors regarding the tax consequences to them of such partnership acquiring, holding and disposing of our common stock.
YOU ARE URGED TO CONSULT YOUR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Definition of Non-U.S. Holder
In general, a “non-U.S. holder” is any beneficial owner of shares of our common stock (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. person. A “U.S. person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual citizen or resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person.

Distributions on Our Common Stock
As noted above, we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as reducing your adjusted basis in your shares of common stock, and, to the extent it exceeds such adjusted basis, as capital gain from the sale or exchange of such common stock, which will be treated as described under the section titled “—Gain on Sale or Other Taxable Disposition of Shares of Our Common Stock” below.
Subject to the discussion below regarding effectively connected income and FATCA (as defined below), dividends paid to a non-U.S. holder on shares of our common stock will generally be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying, under penalties of perjury, such non-U.S. holder’s qualification for the reduced rate.
If we make a distribution on our common stock in excess of our current and accumulated earnings and profits and we are a USRPHC as described below under “—Gain on Sale or Other Taxable Disposition of Shares of Our Common Stock” (or we were treated as a “USRPHC” at any time during the five-year period ending on the date of a distribution), the applicable withholding agent could satisfy any withholding requirements either by treating the entire distribution as a dividend that is subject to the withholding rules described in the preceding paragraph (and withhold at the rate described above, unless an income tax treaty applies, in which case the withholding agent would withhold at a minimum rate of 15%, or such lower rate as may be specified by an applicable income tax treaty for distributions from a “USRPHC” as defined below under “—Gain on Sale or Other Taxable Disposition of Shares of Our Common Stock”), or by treating only the amount of the distribution reasonably estimated to be paid from our current and accumulated earnings and profits as a dividend that is subject to the withholding rules described in the preceding paragraph, with the excess portion of the distribution subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty.

If a non-U.S. holder holds shares of our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on shares of our common stock are effectively connected with such non-U.S. holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will be exempt from the aforementioned U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form). Such effectively connected dividends will generally be subject to U.S. federal income tax on a net income basis at the same graduated U.S. federal income tax rates applicable to U.S. persons. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to an additional branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted.
A non-U.S. holder that claims an exemption from withholding or the benefit of an applicable income tax treaty will generally be required to satisfy applicable certification and other requirements prior to the distribution date. Non-U.S. holders that do not timely provide us or our paying agent with the required certification may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Sale or Other Taxable Disposition of Shares of Our Common Stock
Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. holder will not generally be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of shares of our common stock, unless:
•
the gain is effectively connected with a trade or business carried on by the non-U.S. holder in the United States and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment of the non-U.S. holder maintained in the United States;

•	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or
•
our common stock constitutes a “U.S. real property interest” by reason of our status as a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of your disposition of, or your holding period for, our common stock.

With respect to the third bullet point above, because we have significant ownership of real property located in the United States, we may be or later become a USRPHC, but we have made no determination to that effect. Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a non-U.S. holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, whether actually or based on the application of constructive ownership rules, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. If we are or were to become a USRPHC and our common stock is not or ceases to be regularly traded on an established securities market, a non-U.S. holder generally would be subject to U.S. federal income tax on a net income basis, as described above, on any gain realized from the sale or other taxable disposition of our common stock and a 15% withholding tax would apply to the gross proceeds from such disposition. Any amounts withheld may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS. Non-U.S. holders are urged to consult their tax advisors regarding the application of the USRPHC rules to their ownership and disposition of our common stock.
Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the same graduated U.S. federal income tax rates applicable to U.S. persons. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to an additional branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses realized during the same taxable year. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.
Backup Withholding and Information Reporting
Generally, we must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. This information may also be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding will not generally apply to distributions to a non-U.S. holder provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided the required information is timely furnished to the IRS.
Foreign Accounts Tax Compliance Act (“FATCA”)
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends on and the gross proceeds from a sale or other disposition of, the common stock paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN or W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN or W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). Additionally, under existing Treasury regulations, FATCA withholding on the gross proceeds from a sale or other disposition of the common stock was to take effect on January 1, 2019; however, proposed Treasury regulations, which may be relied upon by taxpayers until final Treasury regulations are published, would eliminate FATCA withholding on such types of payments. You are urged to consult your own tax advisor regarding these rules.

UNDERWRITING
We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC and Evercore Group L.L.C. are acting as joint book running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:
Name	Number of Shares
J.P. Morgan Securities LLC	864,826
Evercore Group L.L.C.	469,215
Canaccord Genuity LLC	161,538
B. Riley Securities, Inc.	28,269
BTIG, LLC	28,269
Clarksons Platou Securities, Inc.	28,269
D.A. Davidson & Co.	28,269
Jett Capital Advisors LLC	28,269
Loop Capital Markets LLC	28,269
Roth Capital Partners, LLC	28,269
ThinkEquity LLC	28,269
Tuohy Brothers Investment Research, Inc.	28,269
Total	1,750,000
The underwriters are committed to purchase all the common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the common shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $2.535 per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $0.845 per share from the public offering price. After the offering of the shares to the public, if all of the common shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to 262,500 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $4.225 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$4.225	$4.225
Total	$7,393,750.00	$8,502,812.50
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $400,000.
A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that we will not (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any common stock or file or confidentially submit any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the common stock or other securities, in cash or otherwise, in each case without the prior written consent of the representatives for a period of 60 days after the date of this prospectus supplement, other than the shares of our common stock to be sold in this offering.
The restrictions on our actions, as described above, do not apply to certain transactions, including (i) (A) the common stock to be sold hereunder, (B) any common stock we issue upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) any common stock issued or options to purchase common stock granted pursuant to our existing employee benefit plans, (D) any common stock issued pursuant to any non-employee director share plan or dividend reinvestment plan, or (E) any common stock issued in connection with a bona fide merger, consolidation, acquisition of securities, businesses, property or other assets, joint venture, collaboration, licensing or strategic alliances or other similar transactions; provided that (i) the aggregate number of common stock issued pursuant to this clause (E) shall not exceed 10% of the total number of shares of common stock issued and outstanding immediately following the completion of this offering, and (ii) such shares of common stock (w) is not issued primarily for the purposes of raising capital, (x) issued as “restricted securities” (as defined in Rule 144 under the 1933 Act), (y) carry no registration rights that require or permit the filing of any registration statement in connection therewith during the 60-day period referenced above and (z) are covered by a lock-up agreement.
Our directors and executive officers (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 60 days after the date of this prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of the representatives, (1) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of the our common stock or any securities convertible into or exercisable or exchangeable for common stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “lock-up securities”), or exercise any right with respect to the registration of any of the lock-up securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act,

(ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the lock-up securities, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise, or (iii) announce an intention to do any of the foregoing.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including transfers of lock-up securities: (i) as a bona fide gift or gifts, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (iv) as a distribution to limited partners or shareholders of the undersigned, (v) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, (vi) to us in connection with the vesting, settlement, exercise, exchange or conversion (including, in each case, by way of “net” or “cashless” exercise) of restricted share units, performance rights, options, warrants or other rights to purchase lock-up securities outstanding on the date hereof; provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (vii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph (viii) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (ix) after the termination of a lock-up party's services to us or (x) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of lock-up securities during the restricted period.
The representatives in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on Nasdaq, in the over the counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that the shares may be offered to the public in the United Kingdom at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”),
provided that no such offer of the shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
Each joint bookrunner has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each joint bookrunner has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)	where no consideration is or will be given for the transfer;
(iii)	where the transfer is by operation of law;
(iv)	as specified in Section 276(7) of the SFA; or
(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus relates to an “Exempt Offer” in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any prospectus in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to Prospective Investors in Australia
This document:
•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue/sale of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, our company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

VALIDITY OF THE COMMON STOCK
The validity of the common stock offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by White & Case LLP, New York, New York.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Transition Report on Form 10-KT for the six-month transition period ended December 31, 2021 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The estimates of mineral resources and ore reserves and related information of the Carolina Lithium Project incorporated by reference herein are based upon analyses contained in the Technical Report Summary, dated January 25, 2022, and performed by Marshall Miller & Associates, Inc., McGarry Geoconsulting Corp. and Primero Americas Inc. Such estimates and related information have been so incorporated in reliance upon the authority of such firms as experts in such matters.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of securities, any material interests of such persons in transactions with us and other matters.
Our filings are available to the public through the website maintained by the SEC at www.sec.gov. Our filings are also available on our investor relations website at www.piedmontlithium.com. You are encouraged to read the materials that we file with the SEC, which disclose important information about us. This information includes any filing we have made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. The information on our website or any other website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus or any other filing we make with the SEC.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement and the accompanying prospectus. These documents contain important information about us and our financial condition, business and results.
We are incorporating by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus supplement and before the termination of the offering of the securities made under this prospectus supplement; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K or corresponding information furnished under Item 9.01 of Form 8-K (or included as an exhibit) in any past or future current report on Form 8-K that we may file with the SEC, unless specifically noted below:
•	our Transition Report on Form 10-KT for the six-month transition period ended December 31, 2021, filed with the SEC on February 28, 2022;

•	the information responsive to part III of our Annual Report on Form 10-K for the year ended June 30, 2021, provided in our Definitive Proxy Statement on Schedule 14A, filed on November 30, 2021;
•	our Current Reports on Form 8-K filed with the SEC on January 31, 2022 (as amended on February 1, 2022), February 7, 2022 and February 28, 2022 (Item 5.02 only); and
•
the description of our common stock contained in our Current Report on Form 8-K12B filed on May 18, 2021 and all amendments or reports filed for the purpose of updating such descriptions, including Exhibit 4.1 to our Annual Report for the fiscal year ended June 30, 2021, filed on September 24, 2021.

Information in this prospectus supplement supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus supplement and the incorporated documents.
To obtain copies of documents incorporated by reference herein or in the accompanying prospectus, see “Where You Can Find More Information” in the accompanying prospectus. In addition, upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement or the accompanying prospectus. You may make such a request by writing or telephoning us at the following address or telephone number:
Piedmont Lithium Inc.
32 North Main Street, Suite 100
Belmont, North Carolina 28012
(704) 461-8000

PROSPECTUS

PIEDMONT LITHIUM INC.
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
UNITS
This prospectus provides a general description of the common stock, preferred stock debt securities, warrants depositary shares, purchase contracts and units that we may offer from time to time. Each time any securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.
Our common stock, par value $0.0001 per share, is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PLL,” and our Chess Depository Interests (“CDIs”), each representing 1/100th of a share of our common stock, are listed on the Australian Securities Exchange under the symbol “PLL.”
Investing in our securities involves risks. You should read carefully and consider the risks referenced under “Risk Factors” beginning on page 6 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
Prospectus dated September 24, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time.
The types of securities that we may offer and sell from time to time by this prospectus are:
•	common stock;
•	preferred stock;
•	debt securities, which may be senior or subordinated and secured or unsecured;
•	warrants entitling the holders to purchase common stock, preferred stock or debt securities;
•	depositary shares;
•	purchase contracts; and
•	units.
We may sell these securities either separately or in units. We may issue debt securities convertible into shares of our common stock or preferred stock. The preferred stock also may be convertible into shares of our common stock or another series of preferred stock. This prospectus provides a general description of the securities that may be offered. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. In each prospectus supplement we will include the following information:
•	the type and amount of securities that we propose to sell;
•	the initial public offering price of the securities;
•	the names of any underwriters or agents through or to which we will sell the securities;
•	any compensation of those underwriters or agents; and
•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.
In addition, the prospectus supplement also may add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus or any accompanying prospectus supplement does not offer to sell or ask for offers to buy any securities other than those to which it relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus, any accompanying prospectus supplement or any document incorporated by reference in each of them is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus, except as otherwise indicated or as the context otherwise requires, all references to “Piedmont Lithium Inc.” refer to Piedmont Lithium Inc. on an unconsolidated basis and all references to “Piedmont,” the “Company,” “we,” “us,” “our” and “ours” refer to Piedmont Lithium Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov. Our filings are also available, free of charge, on our website at www.piedmontlithium.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except any information that is superseded by information that is included in a document subsequently filed with the SEC.
This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the termination of an offering of securities, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:
•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2021;
•	our Current Reports on Form 8-K filed on July 7, 2021, July 21, 2021 (Item 8.01 only) and August 31, 2021 (Items 1.01 and 5.02 only); and
•	the description of our common stock contained in our Form 8-K12B filed on May 18, 2021, and as subsequently amended or updated.
Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.
A copy of any document incorporated by reference in this prospectus may be obtained at no cost by writing or telephoning us at the following address and telephone number:
32 North Main Street, Suite 100
Belmont, NC 28012
Attention: Secretary
(704) 461-8000
We maintain a website at www.piedmontlithium.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.
You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement, information incorporated by reference into each of them, and any related free-writing prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. Such forward-looking statements concern our anticipated results and progress of our operations in future periods, planned exploration and, if warranted, development of our properties and plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “may,” “might,” “will,” “could,” “can,” “shall,” “should,” “would,” “leading,” “objective,” “intend,” “contemplate,” “design,” “predict,” “potential,” “plan,” “target” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. Forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include, but are not limited to, statements with respect to risks related to:
•	our operations being further disrupted and our financial results being adversely affected by public health threats, including the novel coronavirus pandemic;
•	our limited operating history in the lithium industry;
•	our status as an exploration stage company, including our ability to identify lithium mineralization and achieve commercial lithium mining;
•
mining, exploration and mine construction, if warranted, on our properties, including timing and uncertainties related to acquiring and maintaining mining, exploration, environmental and other licenses, permits, access rights or approvals in Gaston County, North Carolina, the Province of Quebec, Canada and Ghana as well as properties that we may acquire or obtain an equity interest in the future;

•	completing required permitting, zoning and re-zoning activities required to commence mining and processing operations for the Carolina Lithium Project (as defined below);
•	our ability to achieve and maintain profitability and to develop positive cash flows from our mining and processing activities;
•	our estimates of mineral resources and whether mineral resources will ever be developed into mineral reserves;
•	investment risk and operational costs associated with our exploration activities;
•	our ability to develop and achieve production on our properties;
•	our ability to enter into and deliver products under supply agreements;
•	the pace of adoption and cost of developing electric transportation and storage technologies dependent upon lithium batteries;
•	our ability to access capital and the financial markets;
•	recruiting, training and developing employees;
•	possible defects in title of our properties;
•	compliance with government regulations;
•	environmental liabilities and reclamation costs;
•	estimates of and volatility in lithium prices or demand for lithium;
•	our common stock price and trading volume volatility;
•	the development of an active trading market for our common stock;

•	our status as an emerging growth company;
•	our failure to successfully execute our growth strategy, including any delays in our planned future growth; and
•	other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021.
You should not place undue reliance on forward-looking statements, which speak only as of the date that they were made. Moreover, you should consider these cautionary statements in connection with any written or oral forward-looking statements that we may issue in the future. Except as required by law, we do not undertake any obligation to release publicly any revisions to forward-looking statements after completion of this offering to reflect later events or circumstances or to reflect the occurrence of unanticipated events. In light of the risks and uncertainties described above, the forward-looking events and circumstances discussed in this prospectus supplement and the documents incorporated by reference might not occur and are not guarantees of future performance.

THE COMPANY
General
Piedmont Lithium Inc. is an exploration stage company developing a multi-asset, integrated lithium business contributing to the transition to a net zero carbon world and the creation of a clean energy economy in North America. Through this endeavor, we are focused on developing and manufacturing battery quality lithium hydroxide for the fast-growing electric vehicle industry. The centerpiece of our operations, our wholly-owned Carolina Lithium Project (“Carolina Lithium Project”), is located in the renowned Carolina Tin-Spodumene Belt of North Carolina. We are geographically diversified with equity investments in strategic partnerships that own lithium resource assets in Canada and Ghana. Collectively, these resource assets and the location of these assets in the United States, Canada and Ghana, strategically position us to be a large, low-cost, sustainable producer of lithium products, serving the North American and European electric vehicle and battery supply chains. The geology, geography and proximity of our resources, planned production operations and customer base, should allow us to deliver a valuable supply of high-quality, sustainably produced lithium hydroxide from spodumene concentrate, which is preferred by most electric vehicle manufacturers. Our diversified operations should enable us to play a pivotal role in supporting the move toward decarbonization and the electrification of transportation and energy storage.
Piedmont Lithium Inc. is incorporated in the State of Delaware. We maintain executive offices at 32 North Main Street, Suite 100, Belmont, NC 28012, and our telephone number is (704) 461-8000. Our website address is www.piedmontlithium.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus supplement or the accompanying prospectus, and the reference to our website in this prospectus supplement is an inactive textual reference only.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.
For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used for general corporate purposes. Net proceeds may be temporarily invested prior to use. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

DESCRIPTION OF CAPITAL STOCK
General
Under our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), we are authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
Voting Rights. The holders of our common stock are entitled to one vote per share on all matters on which stockholders are generally entitled to vote; provided, however, that, except as otherwise required by law, holders of common stock, as such, are not entitled to vote on any amendment to our Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Certificate of Incorporation. Holders of our common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the combined voting power of our common stock could, if they so choose, elect all the directors.
Dividends. Subject to the rights of the holders of any outstanding series of preferred stock, holders of common stock are entitled to receive any dividends to the extent permitted by law when, as and if declared by our board of directors.
Liquidation. Upon our dissolution, liquidation or winding up of the Company, subject to the rights of the holders of any outstanding series of preferred stock, the holders of shares of common stock are entitled to receive the assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares held by them.
Other Matters. Our Certificate of Incorporation does not entitle holders of our common stock to preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The common stock may be subdivided or combined in any manner unless the other class is subdivided or combined in the same proportion. All outstanding shares of our common stock are fully paid and non-assessable.
Authorized but Unissued Preferred Stock
Unless required by law or by any stock exchange on which our common stock may be listed, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply as long as our common stock is listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the combined voting power of our common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans.
Our Certificate of Incorporation authorizes our board of directors to establish from time to time the number of shares to be included in each series of preferred stock, and to fix the designation, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each series of preferred stock. Our board of directors is also able to increase or decrease the number of authorized shares of any series of preferred stock (but not below the number of shares of that series of preferred stock then outstanding) without any further vote or action by the stockholders.
The existence of unissued and unreserved common stock or preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and could thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our By-laws
Certain provisions of Delaware law, our Certificate of Incorporation and our Amended and Restated By-laws (“By-laws”) could make the acquisition of the Company more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our board of directors.
Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of our common stock are available for future issuance without stockholder approval except as required by law or by any stock exchange on which our common stock may be listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, our board of directors may authorize, without stockholder approval, the issuance of undesignated preferred stock with voting rights or other rights or preferences designated from time to time by our board of directors. The existence of authorized but unissued shares of common stock or preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
Board Classification. Our Certificate of Incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our Certificate of Incorporation and By-laws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors.
No Cumulative Voting. Holders of our common stock do not have cumulative voting rights in the election of directors.
Special Meetings of Stockholders. Our Certificate of Incorporation and our By-laws provide that special meetings of our stockholders may be called only by our board of directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of our board of directors.
Stockholder Action by Written Consent. Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our certificate of incorporation provides otherwise. Our Certificate of Incorporation precludes stockholder action by written consent.
Advance Notice Requirements for Stockholder Proposals and Nomination of Directors. Our By-laws require stockholders seeking to bring business before an annual meeting of stockholders, or to nominate individuals for election as directors at an annual or special meeting of stockholders, to provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day, prior to the anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such notice will be timely only if delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the date on which a public announcement of the date of such annual meeting is first made by us. Our By-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the potential acquiror’s own slate of directors or otherwise attempting to obtain control of the Company.
Removal of Directors; Vacancies. Under the DGCL, unless otherwise provided in our Certificate of Incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our Certificate of Incorporation provides that directors may only be removed for cause and only by the affirmative vote of holders of at least 66 2∕3% in the voting power of the stock outstanding and entitled to vote thereon. In addition, our Certificate of Incorporation also provides that any newly created directorship on our board of directors resulting from any increase in the authorized number of directors and any vacancies in our board of directors may be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director (and not by the stockholders).
Supermajority Provisions. Our Certificate of Incorporation and By-laws provide that our board of directors is expressly authorized to adopt, amend or repeal our By-laws without a stockholder vote. Any adoption, amendment or repeal of our By-laws by our stockholders requires the affirmative vote of the holders of at least 66 2∕3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our Certificate of Incorporation provides that the affirmative vote of at least 66 2∕3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, the following provisions in our Certificate of Incorporation, among others:
•	the provisions providing for a classified board of directors (the election and term of our directors);
•	the provisions regarding removal of directors;
•	the provisions regarding filling vacancies on our board of directors and newly created directorships;
•	the provisions precluding stockholder action by written consent;
•	the provisions regarding calling special meetings of stockholders;
•	the provision requiring a 66 2∕3% supermajority vote for stockholders to amend our By-laws;
•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and
•	the amendment provision requiring that the above provisions be amended only with a 66 2∕3% supermajority vote.
Section 203 of the Delaware General Corporation Law. Our Certificate of Incorporation provides that we are not governed by, or otherwise subject to, Section 203 of the DGCL.

DESCRIPTION OF THE DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
As used in this “Description of the Debt Securities,” the “Company” refers to Piedmont Lithium Inc. and does not, unless the context otherwise indicates, include our subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.
General
The debt securities that we offer will be senior debt securities or subordinated debt securities and may be secured or unsecured. We expect to issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between the Company and the trustee named in the applicable prospectus supplement. We expect to issue subordinated debt securities under an indenture, which we refer to as the subordinated indenture, to be entered into between the Company and the trustee named in the applicable prospectus supplement. We expect to issue secured debt securities under an indenture, which we refer to as the secured indenture, to be entered into among the Company, the trustee and the collateral agent. We refer to the senior indenture, the subordinated indenture and the secured indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of any debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the senior indenture, the subordinated indenture and the secured indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939.
The senior debt securities will be the Company’s unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See “—Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other and all other subordinated debt of the Company, unless otherwise indicated in the applicable prospectus supplement.
The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. Unless otherwise provided in the applicable prospectus supplement, we may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the applicable prospectus supplement for such series.
Reference is made to the applicable prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:
(1)	the title of the debt securities;
(2)	any limit upon the aggregate principal amount of the debt securities;
(3)	the price at which we will issue the debt securities;

(4)	if other than 100% of the principal amount, the portion of their principal amount payable upon maturity of the debt securities;
(5)	the date or dates on which the principal of the debt securities will be payable (or method of determination thereof);
(6)
the rate or rates (or method of determination thereof) at which the debt securities will bear interest (including any interest rates applicable to overdue payments), if any, the date or dates from which any such interest will accrue and on which such interest will be payable, the record dates for the determination of the holders to whom interest is payable, and the dates on which any other amounts, if any, will be payable;

(7)	if other than as set forth herein, the place or places where the principal of, premium and other amounts, if any, and interest, if any, on the debt securities will be payable;
(8)	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;
(9)
our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which securities of the series shall be redeemed, purchased or repaid, in whole or in part;

(10)	the denominations in which the debt securities shall be issuable;
(11)	the form of such debt securities, including such legends as required by law or as we deem necessary or appropriate, and the form of temporary global security that may be issued;
(12)	whether the debt securities are convertible into other securities of the Company or exchangeable into securities of another company and, if so, the terms and conditions of such conversion;
(13)	whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;
(14)	whether the debt securities will be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee;
(15)	the ranking of such debt securities as senior debt securities or subordinated debt securities;
(16)
if other than U.S. dollars, the currency or currencies (including composite currencies or currency units) in which the debt securities may be purchased and in which payments on the debt securities will be made (which currencies may be different for payments of principal, premium or other amounts, if any, and/or interest, if any);

(17)	if the debt securities will be secured by any collateral, a description of the collateral and the terms and conditions of the security and realization provisions;
(18)	the provisions relating to any guarantee of the debt securities, including the ranking thereof;
(19)	the ability, if any, to defer payments of principal, interest, or other amounts; and
(20)
any other specific terms or conditions of the debt securities, including any additional events of default or covenants provided for with respect to the debt securities, and any terms that may be required by or advisable under applicable laws or regulations.

“Principal” when used herein includes any premium on any series of the debt securities.
Unless otherwise provided in the applicable prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities, if any, will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.
The debt securities may be issued only in fully registered form and, unless otherwise provided in the applicable prospectus supplement relating to any debt securities, in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.
Unless otherwise provided in the applicable prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.
The indentures require the annual filing by the Company with the trustee of a certificate as to compliance with certain covenants contained in the indentures.
We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the applicable prospectus supplement relating thereto.
The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and do not purport to be complete and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.
Registration, Transfer, Payment and Paying Agent
We will maintain an office or agency where the debt securities may be presented for payment, conversion, registration of transfer and exchange. The indenture trustee is appointed security registrar for purposes of registering, and registering transfers of, the debt securities. Unless otherwise indicated in a prospectus supplement, the indenture trustee also will act as paying agent, and will be authorized to pay principal and interest, if any, on any debt security of any series.
There will be no service charge for any registration of transfer or exchange of debt securities, but we or the indenture trustee may require a holder to pay any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the debt securities, other than certain exchanges not involving any transfer, and other than certain exchanges or transfers as we may specify.
Subordination of Subordinated Debt Securities
We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
(1)	the indebtedness ranking senior to the debt securities being offered;
(2)	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;
(3)	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and
(4)	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Covenants
We will set forth in the applicable prospectus supplement any covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Events of Default
Except as otherwise set forth in the prospectus supplement relating to any debt securities, an event of default with respect to the debt securities of any series is defined in the indentures as:
(1)
default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2)
default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise;

(3)
default in the performance, or breach, of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than the failure to comply with any covenant or agreement to file with the trustee information required to be filed with the SEC or a default in the performance or breach of a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

(4)	certain events of bankruptcy, insolvency or reorganization of the Company and, as specified in the relevant prospectus supplement, certain of our subsidiaries.
Any failure to perform, or breach of, any covenant or agreement by the Company in respect of the debt securities with respect to the filing with the trustee of the information required to be filed with the SEC shall not be a default or an event of default. Remedies against the Company for any such failure or breach will be limited to liquidated damages. If there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” under the indenture, the Company will pay liquidated damages to all holders of debt securities, at a rate per year equal to 0.25% of the principal amount of such debt securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such Securities from and including the 151st day following such notice, until such failure or breach is cured.
Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.
The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee that has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series. In addition, we will be required to deliver to the trustee, within 120 days after the end of each year, a certificate indicating whether the officers signing such certificate on our behalf know of any default with respect to the debt securities of any series that occurred during the previous year, specifying each such default and the nature thereof.

Except as otherwise set forth in the prospectus supplement relating to any debt securities, the indentures provide that, if an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganizations) with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding, by notice to the Company, may declare the principal amount of all debt securities of such series and accrued and unpaid interest to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.
Subject to the provisions of the indentures relating to the duties of the trustee, in case an event of default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee security or indemnity reasonably satisfactory to such trustee. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.
No holder of any debt security of any series will have any right by virtue or by availing of any provision of the indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an event of default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall also have made written request, and offered reasonably satisfactory indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. However, the right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.
Merger
Each indenture provides that the Company may consolidate with or amalgamate or merge with or into, sell, convey or lease all or substantially all of its assets to any other corporation, if:
(1)
either (a) the Company is the continuing company or (b) the successor company is a corporation incorporated under the laws of the United States or any state thereof, a member state of the European Union or any political subdivision thereof and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by us; and

(2)
the Company or such continuing or successor company, as the case may be, is not in material default, immediately after such amalgamation, merger, consolidation, sale, conveyance or lease, in the performance or observance of any such covenant or condition.

Satisfaction and Discharge of the Indentures
The indenture with respect to any series of debt securities (except for certain specified surviving obligations, including our obligation to pay the principal of and interest, if any, on the debt securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

Modification of the Indentures
The indentures contain provisions permitting the Company and the trustee thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the applicable indenture affected thereby, to execute supplemental indentures adding certain provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series; provided that, unless otherwise provided in the applicable prospectus supplement, no such supplemental indenture may:
(1)
extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected;

(2)
reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

(3)	reduce the amount of principal payable upon acceleration of the maturity date of any original issue discount security.
Additional amendments requiring the consent of each holder affected thereby may be added for the benefit of holders of certain series of debt securities and, if added, will be described in the applicable prospectus supplement relating to such debt securities.
Additionally, in certain circumstances prescribed in the indenture governing the relevant series of debt securities, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities.
Defeasance
The indentures provide, if such provision is made applicable to the debt securities of any series, that the Company may elect to terminate, and be deemed to have satisfied, all of its obligations with respect to such debt securities (except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, to compensate and indemnify the trustee and to punctually pay or cause to be paid the principal of, and interest, if any, on all debt securities of such series when due) (“defeasance”) upon the deposit with the trustee, in trust for such purpose, of funds and/or government obligations which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may be established only if the Company complies with certain conditions, including delivery to the trustee of an opinion of counsel confirming that, subject to customary assumptions and exclusions, the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.
The applicable prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.
Global Debt Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a “Debt Depository”) identified in the applicable prospectus supplement. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. Payments of principal of, and interest, if any, on debt securities represented by a global security will be made by the Company to the trustee under the applicable indenture, and then forwarded to the Debt Depository.
We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.
If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, we do not appoint a successor Debt Depository within 90 days, we will issue individual debt securities in certificated form in exchange for the global securities. In addition, we may determine, at any time and subject to the procedures of DTC, not to have any debt securities represented by one or more global securities, and, in such event, will issue individual debt securities in certificated form in exchange for the relevant global securities. Beneficial interests in global securities will also be exchangeable for individual debt securities in certificated form in the event of a default or an Event of Default or upon prior written notice to the trustee by or on behalf of DTC or at the request of the owner of such beneficial interests, in accordance with the indenture. In any of the foregoing circumstances, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in its name. Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.
DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Participants”) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“Direct Participants”). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the Commission.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn recorded on the Direct and Indirect Participants’ records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or

Indirect Participants through which such Beneficial Owner entered into the action. Transfers of ownership interests in debt securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in debt securities, except as described above.
To facilitate subsequent transfers, the debt securities are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC records reflect only the identity of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.
Delivery of notice and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).
Principal and interest payments, if any, on the debt securities will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee’s responsibility, disbursement of such payments to Direct Participants is DTC’s responsibility, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered.
We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.
Trustee
The Bank of New York Mellon is to be the trustee under the indentures. The Company and its subsidiaries may maintain accounts and conduct other banking transactions with affiliates of the trustee.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company, as such, will have any liability for any obligations of the Company under the debt securities of any series or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities of any series by accepting such debt securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of such securities. The waiver may not be effective to waive liabilities under the federal securities laws.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts or units that may be offered pursuant to this prospectus. The warrants, purchase contracts and units and each warrant agreement, purchase contract agreement and unit agreement will be governed by the laws of the State of New York.

CHESS DEPOSITARY INTERESTS
Any shares of common stock that we offer may be issued in Australia in the form of CDIs. If an offering includes such securities, it will be further described in a prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. The prospectus supplement will include the following information:
•	the names of any underwriters, dealers or agents;
•	the purchase price of securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;
•	the net proceeds to us from the sale of securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.
Sale Through Underwriters or Dealers
If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If we utilize an underwriter or underwriters in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them. Any underwriters will use the prospectus supplement to make sales of the securities in respect of which this prospectus is delivered to the public.
We may make sales of our common stock to or through one or more underwriters, dealers or agents in at-the-market offerings and will do so pursuant to the terms of a distribution agreement between the underwriters, dealers or agents and us. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters, dealers or agents, which may act on an agency basis or on a principal basis. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters, dealers or agent. The distribution agreement may provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding net proceeds to us or commissions to be paid are impossible to determine and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters, dealers or agents may agree to solicit offers to purchase, blocks of our common stock. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter, dealer or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell shares of our common stock through another dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our common stock. We will describe any such activities in the prospectus supplement relating to the transaction. To the extent that any named dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such dealer or agent will not engage in any such stabilization transactions.
In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

Over-allotment involves sales by an underwriter of shares in excess of the number of shares an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by an underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing shares in the open market.
Syndicate covering transactions involve purchases of the common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, an underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If an underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of the common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.
If we use dealers in the sale of securities, we will sell the securities to the dealers as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities directly, without the involvement of underwriters or agents. We also may sell the securities through agents we designate from time to time, who may be deemed to be underwriters as that term is defined in the Securities Act. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement would describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

In order to comply with the securities laws of some states, if applicable, securities must be sold in those states only through registered or licensed brokers or dealers. In addition, some states may restrict us from selling securities unless the securities have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
LEGAL MATTERS
Unless otherwise specified in the prospectus supplement accompanying this prospectus, the validity of the securities being offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.
EXPERTS
The consolidated financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

1,750,000 shares

Common Stock
PROSPECTUS SUPPLEMENT
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March 22, 2022